Exhibit 10.2.4.3

April 4, 2008

Brookdale Provident Properties, LLC,

c/o Brookdale Senior Living, Inc.

111 Westwood Place, Suite 200

Brentwood, TN 37027

Attention: President

c/o Brookdale Senior Living, Inc.

111 Westwood Place, Suite 200

Brentwood, TN 37027

Attention: General Counsel

RE: Agreement Regarding Leases and Property Lease Agreements

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement Regarding Leases, dated as of October 19, 2004, (as amended by that certain Side Letter Agreement dated March 28, 2005, and that certain Side Letter Agreement dated October 19, 2004, and as may be further amended, modified or supplemented, the “ARL”) by and between PSLT-BLC Properties Holdings, LLC (“PSLT-BLC”; PSLT-BLC, collectively with the Provident Lessors described below shall be known as the “PSLT-BLC Parties”) and Brookdale Provident Properties, LLC (“Brookdale Provident”; Brookdale Provident, collectively with the Brookdale Lessees as described below shall be known as the “Brookdale Provident Parties”). PSLT-BLC Properties Holdings, LLC is the owner of the beneficial interest in those certain entities listed on Exhibit A attached hereto and made apart hereof (each a “Provident Lessor” and collectively referred to herein as the “Provident Lessors”). Brookdale Provident Properties, LLC is the owner of the beneficial interest in those certain entities listed on Exhibit B attached hereto and made a part hereof (each a “Brookdale Lessee” and collectively the “Brookdale Lessees”). Each of the Provident Lessors, as Lessor, has entered into a property lease agreement dated as of October 19, 2004 (each a “Property Lease”, and collectively, the “Property Leases”) with one of the Brookdale Lessees, as Lessee, for senior housing and/or assisted living and/or independent living facilities as more particularly described on Exhibit C attached hereto. Capitalized terms not defined herein shall have the meanings given to them under the Property Leases and the ARL.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PSLT-BLC Parties and the Brookdale Provident Parties, each intending to be legally bound, hereby agree as follows:

1.	Notwithstanding anything to the contrary contained in the Property Leases or the ARL to the contrary, from and after March 31, 2008, the PSLT-BLC Parties and their Affiliates, as applicable, shall have no duty or obligation to hold the Deposited Funds in segregated accounts or invest the Deposited Funds in any manner whatsoever. For the avoidance of doubt, from and after March 31, 2008, the PSLT-BLC Parties and their Affiliates, as applicable, shall be permitted to commingle the Deposited Funds with any of their Affiliates’ other funds and may utilize the funds as, when and in the manner determined in their sole discretion, including without limitation, to pay down indebtedness of the PSLT-BLC Parties or any of their Affiliates.

2.

From and after April 1, 2008, the average aggregate daily amount of the Security Deposit (excluding any cash or other amounts held by any Facility Mortgagee) will be deemed to accrue interest at the Deposited Funds Rate. The “Deposited Funds Rate” with respect to any given calendar month shall mean a per annum rate equal to (a) the yield for the thirty to forty-four (30-44) day commercial paper rate at constant maturities on the last Friday ended in the prior month, as such rate is reported in the Wall Street Journal, plus (b) twenty-five (25) basis points (0.25%). Within fifteen (15) days after the end of each calendar quarter, the PSLT-BLC Parties shall deliver the calculation of the Deposited Funds Rate for each month during that preceding period, which shall be deemed correct, absent manifest error. Such accrued interest shall be paid to Brookdale Provident on the 15th day after the end of each Lease Year. Any such accrued interest shall be prorated with respect to any partial calendar month occurring during the Term. Notwithstanding anything to the contrary contained in this Letter Agreement, any Deposited Funds held by a Facility Mortgagee shall continue to accrue interest as set forth in Section 54 and Section 55 of the Property Leases, and interest on such amounts shall continue to be paid to the Brookdale Provident Parties as provided therein.

3.	Amendment. In the event of a conflict between the Property Leases and the ARL, on the one hand, and this Letter Agreement, on the other hand, this Letter Agreement shall control.

4.	Property Leases and ARL Remain In Effect; No Waiver. Except as expressly modified by this Letter Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Property Leases and ARL shall remain in full force and effect in accordance with their respective terms. No waiver of any of the provisions of the Property Leases or ARL contained herein shall be deemed or shall constitute a waiver of any other provision of the Property Leases (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

5.	Counterparts; Facsimile. This Letter Agreement may be executed in one or more counterparts, and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	Governing Law. This Letter Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any legal action, suit or proceeding arising out of or relating to this Letter Agreement shall be instituted in any federal court or in any state court located in the Commonwealth of Kentucky, and each party hereto hereby waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and hereby irrevocably and unconditionally submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party hereto if given as provided pursuant to the terms of the Property Leases or the ARL, as applicable. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by applicable law.

Please execute this Letter Agreement where indicated below and return the fully executed copy to c/o Caron Curley, Ventas Healthcare Properties, Inc., 111 South Wacker Dr., Suite 4800, Chicago, Illinois 60606.

Very truly yours,

PLST-BLC PROPERTIES HOLDINGS, LLC
a Delaware limited liability company

By:	PSLT OP, L.P.
a Delaware limited partnership,
its sole member

By:	PSLT GP, LLC,
a Delaware limited liability company,
its sold general partner

	By:	Provident Senior Living Trust, a Maryland real estate investment trust, it sole member

By:	/S/ T. Richard Riney
T. Richard Riney
Executive Vice President and
General Counsel

BROOKDALE PROVIDENT PROPERTIES, LLC
a Delaware limited liability company

By:	/S/
Name:
	Title:	Executive Vice President

EXHIBIT A

Provident Lessors

Brookdale Living Communities of Arizona-EM, LLC

Brookdale Living Communities of California-RC, LLC

Brookdale Living Communities of California, LLC

BLC of California-San Marcos, L.P.

Brookdale Living Communities of Connecticut, LLC

Brookdale Living Communities of Connecticut-WH, LLC

Brookdale Living Communities of Florida, LLC

Brookdale Living Communities of Illinois-2960, LLC

Brookdale Living Communities of Illinois-HV, LLC

River Oaks Partners

Brookdale Living Communities of Illinois-Hoffman Estates, LLC

The Ponds of Pembroke Limited Partnership

Brookdale Living Communities of Illinois-HLAL, LLC

Brookdale Living Communities of Illinois-II, LLC

BLC of Indiana-OL, L.P.

Brookdale Living Communities of Massachusetts-RB, LLC

Brookdale Living Communities of Minnesota, LLC

Brookdale Living Communities of New Jersey, LLC

Brookdale Living Communities of New Mexico-SF, LLC

Brookdale Living Communities of New York-GB, LLC

Brookdale Living Communities of Washington-PP, LLC

EXHIBIT B

Provident Lessees

BLC-Springs at East Mesa, LLC

BLC-Woodside Terrace, L.P.

BLC-Atrium of San Jose, L.P.

BLC-Brookdale Place of San Marcos, L.P.

BLC-Gables at Farmington, LLC

BLC-Chatfield, LLC

Brookdale Living Communities of Florida, Inc.

BLC-The Hallmark, LLC

BLC-Kenwood of Lake View, LLC

BLC-The Heritage of Des Plaines, LLC

BLC-Devonshire of Hoffman Estates, LLC

BLC-Devonshire of Lisle, LLC

BLC-The Willows, LLC

BLC-Hawthorne Lakes, LLC

BLC-The Berkshire of Castleton, L.P.

BLC-River Bay Club, LLC

BLC-Edina Park Plaza, LLC

BLC-Brendenwood, LLC

BLC-Ponce de Leon, LLC

BLC-The Gables at Brighton, LLC

BLC-Park Place, LLC

EXHIBIT C

Facilities

	Property Name	State	City	County
1.	The Springs of East Mesa	Arizona	Mesa	Maricopa
2.	Woodside Terrace	California	Redwood City	San Mateo
3.	The Atrium	California	San Jose	Santa Clara
4.	Brookdale Place at San Marcos	California	San Marcos	San Diego
5.	The Gables at Farmington	Connecticut	Farmington	Hartford
6.	Chatfield	Connecticut	West Hartford	Hartford
7.	The Classic at West Palm Beach	Florida	West Palm Beach	Palm Beach
8.	The Hallmark	Illinois	Chicago	Cook
9.	The Kenwood of Lake View	Illinois	Chicago	Cook
10.	The Heritage of Des Plaines	Illinois	Des Plaines	Cook
11.	The Devonshire of Hoffman Estates	Illinois	Hoffman Estates	Cook
12.	The Devonshire of Lisle	Illinois	Lisle	DuPage
13.	The Willows	Illinois	Vernon Hills	Lake
14.	Hawthorn Lakes	Illinois	Vernon Hills	Lake
15.	The Berkshire of Castleton	Indiana	Indianapolis	Marion
16.	River Bay Club	Massachusetts	Quincy	Norfolk
17.	Edina Park Plaza	Minnesota	Edina	Hennepin
18.	Brendenwood	New Jersey	Voorhees	Camden
19.	Ponce de Leon	New Mexico	Santa Fe	Santa Fe
20.	The Gables at Brighton	New York	Rochester	Monroe
21.	Park Place	Washington	Spokane	Spokane